Exhibit 10.30

PLATO LEARNING, INC.
2006 STOCK INCENTIVE PLAN

EMPLOYEE STOCK OPTION AGREEMENT

PLATO Learning, Inc., a Delaware corporation (the “Company”), hereby grants to [Name] (the “Employee”) on this [day] day of [month], [year] (the “Option Date”), pursuant to the provisions of the PLATO Learning, Inc. 2006 Stock Incentive Plan (the “Plan”), a non-qualified stock option (the “Option”) to purchase from the Company [shares] shares of its Common Stock, $.01 par value (“Stock”), at the price of [$price] per share upon and subject to the terms and conditions set forth below.

1. Option Subject to Acceptance of Agreement.

The Option shall be forfeited unless the Employee shall accept this Agreement by executing it in the space provided below and return it to the Company within 60 days following the Option Date.

2. Time and Manner of Exercise of Option.

2.1 Maximum Term of Option. In no event may the Option be exercised, in whole or in part, after 5:00 p.m., Minneapolis time, on the date, which is eight (8) years after the Option Date (the “Expiration Date”).

2.2 Exercise of Option. Except as otherwise provided in the Plan, the Option shall become exercisable with respect to (i) 33.33% of the aggregate number of shares of Stock (rounded down to the nearest whole Shares) subject to the Option on December 10, 2008 (the “First Exercise Date”); (ii) with respect to 33.33% of the aggregate number of shares of Stock (rounded down to the nearest whole Shares) subject to the Option on December 10, 2009 (the “Second Exercise Date”); and (iii) with respect to the remaining aggregate number of shares of Stock subject to the Option on December 10, 2010 (the “Third Exercise Date”); (the First Exercise Date, the Second Exercise Date, and the Third Exercise Date each being referred to herein as an “Exercise Date”).

2.3 Method of Exercise. Subject to the limitations set forth in this Agreement, the Option may be exercised (i) by giving written notice to the Secretary of the Company or the Secretary’s designee, specifying the number of whole shares to be purchased and accompanied by the payment therefore in full in cash or, if permitted by the Compensation Committee, (A) in previously owned whole shares of Stock (for which the Employee has good title, free and clear of all liens and encumbrances) having a fair market value, determined as of the date of exercise, equal to the aggregate purchase price payable pursuant to the Option by reason of such exercise, (B) in cash by a broker-dealer to whom the Employee has submitted an irrevocable notice of exercise, or (C) a combination of cash and Stock as described in this Section; and (ii) by executing such documents as the Company may reasonably request. No shares shall be issued until the full purchase price and all applicable taxes have been paid.

2.4 Termination of Option. In no event may the Option be exercised after it terminates as set forth in this Section 2.4. The Option shall terminate on its Expiration Date, or earlier to the extent not exercised pursuant to Section 2.2 and pursuant to Section 6.10 of the Plan, except that upon Voluntary Termination with Good Reason or Involuntary Termination without Cause, of such Employee’s service with the Company, any Option held by such Employee will vest and be exercisable throughout the term of the grant. For purpose of this Agreement “Good Reason” shall exist if the Company, without Participant’s written consent: (i) materially reduces the nature, scope, level or extent of Participant’s responsibilities; (ii) reduces Participant’s salary; (iii) gives written notice to the Participant not to extend the Term of any Employment Agreement in effect; or (iv) relocates Participant’s principal business office to a location which is more than fifty (50) miles from both (A) Participant’s principal business office immediately prior to such relocation and (B) Participant’s principal place of residence at the time of such relocation. For the purposes of this Agreement, “Cause” shall mean Participant’s: (i) indictment or plea of guilty or nolo contendere involving any felony or gross misdemeanor involving dishonesty, fraud, or breach of trust under any law of the United States or any State thereof; (ii) willful engagement in any conduct or gross negligence that in either case materially injures the Company or any of its subsidiaries; or (iii) willful and substantial nonperformance of assigned duties, provided that such nonperformance has continued more than ten days after the Company has given written notice of such nonperformance and of its intention to terminate Participant’s employment because of such nonperformance. Upon Voluntary Termination without Good Reason of such Employee’s service with the Company, any Option held by such Employee may thereafter be exercised to the extent it was exercisable at the time of such termination, but may not be exercised after one year after such termination, or the expiration of the stated term of the Option, whichever period is the shorter. In the event an Employee’s Service with the Company is terminated for Cause, all unexercised Options granted to such Employee shall immediately terminate. In the event that the Employee shall forfeit rights to purchase all or a portion of the shares to which this Option relates, the Employee shall, within 10 days of the date of the Company’s written request, return this Agreement to the Company for cancellation.

2.5 Change in Control. Notwithstanding any other provisions as outlined in the Plan, and unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, upon a Change in Control any and all outstanding Options will become immediately exercisable and will remain exercisable throughout their entire term.

3. Restrictive Covenants.

If the Participant breaches any non-disclosure, non-compete, non-solicitation provisions pursuant to Sections 3.1, 3.2 and 3.3 or other provisions of this Agreement, whether during or after termination of Service, in addition to any other penalties or restrictions that may apply under any employment agreement, state law, or otherwise, the Participant will forfeit any and all Options or shares of Stock granted to him or her under this Agreement, including shares of Stock that have been distributed upon exercise of Options. In the event that the Participant shall forfeit rights to any shares of Stock to which the Options relate, the Participant shall, within 10 days of the date of the Company’s written request, return this Agreement, any shares of Stock or any certificates to the Company for cancellation.

3.1 Non-Disclosure. Participant agrees not to directly or indirectly, without the Company’s prior written consent: (i) use or disclose, for the benefit of any person, firm or entity other than the Company and its subsidiaries, the Confidential Business Information of the Company or any of its subsidiaries; (ii) distribute or disseminate in any way to any person, firm or entity anyone other than the Company and its subsidiaries, any Confidential Business Information in any form whatsoever; (iii) copy any Confidential Business Information other than for use by the Company or any of its subsidiaries; (iv) remove any Confidential Business Information from the premises of the Company; (v) fail to safeguard all confidential documents; and (vi) copy any confidential documents belonging to any of the Company’s customers. For purposes of this Agreement, “Confidential Business Information” means information or material that is not generally available to or used by others or the utility or value of which is not generally known or recognized as a standard practice, whether or not the underlying details are in the public domain, including but not limited to its computerized and manual systems, procedures, reports, client lists, review criteria and methods, financial methods and practices, plans, pricing and marketing techniques, business methods and procedures and other valuable and proprietary information relating to the pricing, marketing, design, manufacture and formulation of educational software, as well as information regarding the past, present and prospective clients of the Company or any of its subsidiaries, and their particular needs and requirements, and their own confidential information. Upon termination of employment for any reason, Participant agrees to return to the Company all policy and procedure manuals, records, notes, data, memoranda, and reports of any nature (including computerized and electronically stored information) which are in Participant’s possession and/or control which relate to (i) the Confidential Business Information of the Company or any of its subsidiaries, (ii) the business activities or facilities of the Company or its past, present, or prospective clients.

3.2 Non-Compete. During the period of Participant’s Service and for a period of one (1) year following termination of this Agreement and Participant’s employment for any reason (the “Restricted Period”), Participant will not directly or indirectly, on his or her behalf, or as a partner, officer, director, trustee, member, employee, or otherwise, within the United States or in any foreign market in which Participant was engaged in activities on behalf of the Company or any of its subsidiaries, own, engage in or participate in, in any way, any business that is similar to or competitive with any actual or planned business activity engaged in or planned by the Company or any of its subsidiaries at the time the Participant was terminated. However, this Agreement shall not prohibit ownership by Participant of up to 2% of the shares of stock of any corporation the stock of which is listed on a national securities exchange or is traded in the over-the-counter market.

3.3 Non-Solicitation. During the Restricted Period, Participant will not directly or indirectly, for the purpose of selling services and/or products provided or planned by the Company or any of its subsidiaries at the time the Participant’s employment was terminated, call upon, solicit or divert any actual customer or prospective customer of the Company or any of its subsidiaries, unless employed by the Company to do so. An actual customer, for purposes of this Section, is any customer to whom the Company or any of its subsidiaries has provided services and/or products within one year prior to Participant’s termination of employment. A prospective customer, for purposes of this Section, is any prospective customer to whom the Company or any of its subsidiaries sought to provide services and/or products within one year prior to the date of Participant’s termination of employment when Participant had knowledge of or was involved in such solicitation. Participant further agrees that during the Restricted Period Participant shall not directly or indirectly induce any person to leave the employ of the Company or any of its subsidiaries, or solicit any person who is currently or was an employee of the Company or any of its subsidiaries at any time during the twelve months prior to Participant’s termination of employment.

3.4 Judicial Modification. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties agree that (i) the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or geographic area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, (ii) the parties shall request that the court exercise that power, and (iii) this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment or decision may be appealed.

4. Additional Terms and Conditions of Option.

4.1 Withholding Taxes. As a condition precedent to any exercise of the Option, the Employee shall, upon request by the Company, pay to the Company in addition to the purchase price of the shares such amount of cash as the Company may be required to withhold, under all applicable federal, state or local laws or regulations. The employee will recognize ordinary income at the time of exercise in an amount equal to the excess, if any, of the fair market value of a share of Common Stock at the time of exercise over the option price, multiplied by the number of shares as to which the option is exercised. The Employee may elect, by written notice to the Company, to satisfy part or all of the withholding tax requirements associated with the exercise by delivering to the Company from shares of Stock already owned by the Employee, that number of shares having an aggregate Fair Market Value equal to part or all of the tax payable by the Employee under this Section 4.1. Any such election shall be in accordance with, and subject to, applicable tax and securities laws, regulations and rulings.

4.2 Agreement Subject to Plan. This Agreement is subject to the provisions of the Plan, and shall be interpreted in accordance therewith, except where specifically provided otherwise in this Agreement. The Employee hereby acknowledges receipt of a copy of the Plan.

PLATO LEARNING, INC.

By:

[Company Executive]

Accepted this      day of

     , 200

[Name]